Exhibit 10.45

English Translation

Shanghai House Lease Contract

Lessor: Shanghai Liming Auxiliary Co., Ltd.

Lessee: Shanghai Mecox Lane Information Technology Co., Ltd.

December 18, 2008

Shanghai

Shanghai House Lease Contract

(Contract No.     )

Parties of this Contract:

Lessor (Party A): Shanghai Liming Auxiliary Co., Ltd.

Lessee (Party B): Shanghai Mecox Lane Information Technology Co., Ltd.

In accordance with the “Contract Law of the People’s Republic of China” and the “Regulations of the Shanghai Municipality on Building Leasing,” Party A and Party B, on the basis of equality, voluntariness, fairness and integrity, have reached unanimity through consultations and entered into this Contract in respect of Party B’s leasing of the house which Party A is legally entitled to lease out.

I. Information of the Premise

(I) Basic Information of the Premise

1. No. of the Ownership Certificate: H.F.D.X.Z.(2007) No. 023108.

2. Owner of the Premise: Shanghai Liming Auxiliary Co., Ltd.

3. The Premise is located at 4th Floor, Liming Building, 111 Guiqing Road (including the east side and the elevator).

4. The construction area of the Premise: 675.18 square meters.

(II) Being the owner of the Premise, Party A enters into a lease relationship with Party B. Prior to the execution of this Contract, Party A has informed Party B that the Premise has not been mortgaged.

(III) It is listed in Attachments 2 and 3 by both parties the scope, conditions and requirements for using of the public or common area of the Premise, the existing decoration, accessory facilities and equipment, and the provisions, standard and matters to be negotiated related to the decoration and facilities installed by Party B and agreed by Party A. Both parties agree that the attachments hereto shall form the basis of the inspection when Party A hands over the Premise to Party B and when Party B returns the Premise to Party A upon the termination of this contract.

II. Usage of the Lease

(I) Party B undertakes to Party A that the Premise shall be used only for the purpose of office, and it shall comply with the national and municipal laws and regulations in relation to the usage of houses and property management.

(II) During the tenancy, Party B undertakes not to change the usage stipulated above without written consent of Party A and approvals of related departments if necessary according to the rules and regulations.

III. Date of Handing Over and Lease Term

(I) Both parties agree that Party B shall pay Party A a Deposit in the amount of RMB137,196.58 within 7 days from the execution of this Contract (see Article V for details), and Party A shall hand over the Premise to Party B within 2 days after receiving the Deposit. Rental-free period shall commence on the date of handing over and expire on February 28, 2009. During the rental-free period, Party B does not need to pay the rent, but it needs to pay the property management fees and other fees related. The lease term shall commence on March 1, 2009 and expire on October 31, 2010, which will last for one year and eight months.

(II) Party A shall have the right to recover the Premise upon the expiration of the term of the lease, and Party B shall return the Premise punctually. If Party B wishes to renew the lease, a written request shall be provided to Party A 3 months prior to the expiration of the term of the lease. Subject to Party A’s consent to the renewal, a new lease contract shall be executed.

IV. Rent, Method and Time of Payment

(I) Both parties agree that the rent of the Premise is RMB2.0 per day per square meter of construction area. The monthly rent is RMB41,073.45 in total.

Commencing on the 3rd year, the parties hereto will negotiate to adjust the rent according to the market condition.

(II) Party B shall pay Party A the rent according to the third paragraph of this article. If Party B fails to make the payment punctually, it shall pay a penalty to Party A at the rate of 0.3% of the daily rent for every single day of delay.

(III) The method of payment of the rent shall be as follows: make payment monthly.

The rent for the first month means the rent covering the period between March 1, 2009 and March 31, 2009, in an amount of RMB41,073.45, which shall be paid by Party B before March 1, 2009.

V. Deposit and Other Fees

(I) The Deposit shall be RMB137,196.58 in total equal to 3 times of the monthly rent of RMB123,220.35 and 3 times of the monthly property management fees of RMB13,976.23. On receipt of the Deposit, Party A shall issue a receipt to Party B.

Upon the termination of the tenancy, Party A shall offset from the Deposit the fees bearable by Party B hereunder and return the remains to Party B without interest, provided that Party B did not breach the contract during the tenancy.

(II) During the tenancy, Party B shall bear the costs of water, electricity, telecom, property management, parking, and so on, relating to the use of the Premise.

(III) The calculation, method of apportionment, method and time of payment of the above fees born by Party B shall be as follows:

Water Fees: Party A has installed a water meter on each floor. Party B shall share water fees in proportion to the area of the Premise according to the reading of the meter. Water fees shall be paid to the property management company of Party A. The property management company of Party A shall collect fees and issue invoices on behalf of the water company. (Water supply shall be charged for RMB1.30 per cubic meter, and drainage shall be charged for RMB1.60 per cubic meter, which shall be adjusted according to the market prices.)

Electricity Fees: Party A has installed an electricity meter on each floor. Party B shall share electricity fees in proportion to the area of the Premise according to the reading of the meter. Electricity fees shall be paid to the property management company of Party A. The property management company of Party A shall collect fees and issues invoices on behalf of the power station. (Electricity be charged for RMB1.10/KWh, which shall be adjusted according to the market prices.)

Fees for application and installation of telephone lines: Party B shall apply with and pay to the telephone bureau for installation of telephone lines. Party A shall provide Party B for free with 5 channels for telephone subscription. Party A will charge Party B for RMB300 for each additional channel.

Fees for telecom: To be paid monthly to the telephone bureau according to the bill thereof.

Broadband costs: To be paid monthly to the related charge department according to the bill thereof.

Property management fees: RMB6.9 per month per square meter of construction area. Property management fees shall be paid monthly.

Parking fees: A fixed parking space is charged for RMB500 per month, which shall be calculated according to the actual parking quantity. Temporary parking fees shall be paid by Party B to the property management company of Party A.

VI. Requirements for Using the Premise and Responsibility for Reparation

(I) During the tenancy, Party B shall make proper use of and take good care of the Premise and its accessory facilities. In the event that Party B discovers any damage or breakdown of the Premise and its accessory facilities, it shall notify Party A promptly for reparation. Party A shall repair them within 3 days from the date of receipt of the notice. If Party A fails to repair in time, Party B may repair them at the cost of Party A.

(II) During the tenancy, in respect of any damage or breakdown of the Premise and its accessory facilities as a result of the improper use of Party B thereof, Party B shall be liable for the reparation. In the event that Party B refuses to repair them, Party A may repair them instead at the cost of Party B.

(III) During the tenancy, Party A ensures that the Premise and its accessory facilities are in a normal, available and safe condition. Party A shall inform Party B 3 days prior to the inspection and maintenance of the Premise (except for emergency), and Party B shall render its assistance and co-operation for the inspection and maintenance by Party A. Party A shall minimise the impact on the use of the Premise by Party B.

(IV) If Party B needs to decorate or install ancillary facilities in addition to those stipulated in the Attachment 3 hereto, Party B shall obtain the prior written consent of Party A. If it needs approval from the related department, Party A entrusts Party B to get such approval before construction. The responsibility for reparation of the said installation and decoration shall be otherwise stipulated in writing by both parties.

VII. Conditions of the Premise When Returned

(I) Party B shall return the Premise to Party A on expiration of the tenancy unless Party A agrees to renew the lease. If Party B fails to return the Premise punctually without the consent of Party A, it shall pay to Party A an occupation and use fee of the Premise in the amount of twice of the rent for every single day of the delay.

(II) Unless otherwise stipulated by both parties, Party B shall return the Premise in a condition consistent with that when the Premise handed over by Party A (i.e., to recover the Premise except for natural wastage). Party A will inspect the Premise when the Premise is returned, and the parties hereto will settle the fees that they are respectively responsible for.

VIII. Sublet, Transfer and Exchange

(I) Unless agreed by Party A in the supplemental provisions hereof, Party B shall obtain the prior written consent of Party A for subletting part or the whole of the Premise to any third party within the tenancy. Party B shall not sublet the same residential premise in separate parts.

(II) When subletting the Premise, Party B shall enter into a sublet contract with the sub-lessee in writing according to relevant rules.

(III) During the tenancy, Party B shall obtain prior written consent from Party A for the transfer of the lease of the Premise to a third party or the exchange of the lease of the Premise for the lease of another property. After the said transfer or exchange, the transferee or the party involved in the exchange shall enter into a contract with Party A for the change of the lessee to ensure the continuous performance of this Contract.

(IV) During the tenancy, if Party A needs to sell the Premise, it shall inform Party B three months prior to the sale. Party B shall have the priority to purchase the Premise on the same conditions. The validity of this Contract shall not be affected by the change of the ownership of the Premise.

IX. Conditions of Termination of this Contract

(I) Both parties agree that neither party shall be liable to the other party if this Contract is terminated upon the occurrence of any of the following events at any time during the term of the lease:

1. The use right of the land on which the Premise is situated is early revoked according to the law.

2. The Premise is requisitioned according to the law for the public interest.

3. The Premise is included in the demolition permission scope for urban development according to the law.

4. The Premise gets damaged, destroyed or is regarded as dangerous.

5. The Premise is to be disposed of under the mortgage and Party A has, before the leasing, informed Party B of the mortgage and the possibility of the Premise to be disposed of during the tenancy.

6. x_______________________

(II) Both parties agree that if any of the following events occurs, either party may inform the other party upon a written notice to terminate this Contract. The defaulting party shall pay the other party a penalty as liquidated damages equal to 3 times of the monthly rent. If the said liquidate damages are insufficient to make up for the losses suffered by the other party, the defaulting party shall further compensate for the balance thereof:

1. Having failed to hand over the Premise punctually, Party A again fails to hand over the same within 7 days from the date of Party B’s written demand.

2. The Premise handed over by Party A fails to comply with the conditions as herein contained, which frustrates the purpose of the lease; or the Premise handed over by Party A is defective and endangers the safety of Party B.

3. Party B changes the usage of the Premise without the consent of Party A, which causes damage to the Premise.

4. The main structure of the Premise is damaged at fault of Party B.

5. Party B sublets the Premise, transfers the leasing right of the Premise or exchanges with a third party their respective leased premises without permission.

6. Party B fails to pay the rent punctually for 1 month.

X. Liabilities for Breach of Contract

(I) In the event that the Premise has been defective by the time of handing over, which impacts the normal usage by Party B, Party A shall repair the Premise within 7 days from the date of handing over. If failed to repair the Premise punctually, Party A shall reduce the rent and amend the provisions in relation to the rent.

(II) Party A shall be liable to compensate Party B for losses occasioned by Party A’s failure to inform Party B that the Premise has been mortgaged or the transfer of the ownership of the Premise has been restricted before the leasing of the Premise.

(III) Party A shall be liable to compensate Party B for its property damage or personal injury occasioned by Party’s failure to perform its obligations as contained here in relation to the reparation and maintenance of the Premise during the tenancy, which causes damage to the Premise.

(IV) In the event that Party A early terminates this Contract and revokes the Premise other than in accordance with the provisions herein contained during the tenancy, it shall pay Party B a penalty as liquidated damages equal to 50% of the annual rent. If the liquidated damages are not sufficient to make up for Party B’s losses, Party A shall further compensate Party B.

(V) In the event that Party B decorates the Premise or installs other ancillary facilities without written consent of Party A or beyond the scope and requirement thereof, Party A may require Party B to recover the Premise.

(VI) In the event that Party B early surrenders the lease or refuses to pay the related rents and fees other than in accordance with the provisions herein contained during the tenancy, it shall pay Party A a penalty as liquidated damages equal to 50% of the annual rent. If the liquidated damages are not sufficient to make up for Party A’s losses, Party B shall further compensate Party A. Party A may deduct the compensation from the Deposit. If the Deposit is not sufficient for the deduction, Party B shall further pay for the remaining part.

XI. Method of Dispute Resolution

Any dispute arising from the performance of this Contract shall be settled through negotiation. If the parties fail to resolve the dispute through negotiation, both parties agree to choose to bring a lawsuit to the People’s court.

XII. Other Provisions

(I) If Party A needs to mortgage the Premise during the tenancy, it shall inform Party B upon a written notice and ensure Party B it will seek Party B’s opinion on purchasing the Premise in writing 30 days before the Premise is disposed of in the manner of trade-in or sell-off by the mortgagee.

(II) This Contract shall become effective after being signed and sealed by both parties. Both parties agree to jointly complete the registration and recording procedures of this Contract with the community matter centre at the neighbourhood or community where the Premise is located and obtain the certificate for such registration and recording within 15 days after getting the certificate of ownership. If Party A fails to complete the registration and recording procedures with Party B, which affects Party B on its residential registration, Party B may solely complete the leasing information recording procedures in accordance with relevant rules and regulations.

(III) Where this Contract is registered and recorded, both parties shall promptly complete the registration and recording procedures with the original administration for any amendment or termination. Party A shall be liable for any legal dispute arising from its failure to complete such registration and recording procedures with Party B.

(IV) If this Contract has any outstanding matter, it can be settled by supplemental provisions upon negotiations between both parties. The supplemental provisions and attachments hereto shall be an integral part of this Contract. The written text in the blank of this Contract, its supplemental provisions and attachments shall have the same legal effect as of the printed text.

(V) By execution of this contract, both parties shall be clear of their rights, obligations and responsibilities and be willing to perform strictly in accordance with the provisions hereof. If either party breaches this Contract, the other party may claim in accordance with the provisions hereof.

(VI) This Contract and its attachments shall have three originals of the same validity. Each party shall hold one original. The other original shall summit to the real estate exchange centre of Xuhui District or the reception office of the farm system (being submitted by the community matter centre after the registration and recording or the information recording procedures).

Supplemental Provisions

(post here)	(seal here at the junction)

1. Early Moving In

In the event that Party B completes the decoration earlier than the date from which the rent is counted, Party B is allowed to use the Premise for business. During such period, Party A shall not charge any rent.

2. The Property Management Company

The Property Management Company shall be Caohejin Development Park Property Management Co., Ltd.

3. During the tenancy and any renewal, both parties shall bear their own tax and fees required by the government according to general market practices.

Attachment 1

Floor Plan of the Premise (4th Floor)

(post here)	(seal here at the junction)

Attachment 2

The existing decoration, accessory facilities and equipments, and the provisions related to the decoration and facilities installed by Party B and agreed by Party A

(post here)	(seal here at the junction)

Conditions for Handing Over the 4th Floor

1.	Floating floor provided by Party A

2.	Wall: Whitewashed.

3.	Sprinkler and smoke detector installed on the ceiling

4.	Door: Wooden doors

5.	Telephone line: Capacity for installation of 50 telephone lines for each floor

6.	Power supply: Capacity for installation for each floor: 100KW for power, 50KW for illumination. Power consumption limit for Party B: 50KW for power, 30KW for illumination. Party B shall pay for the part exceeding the limit.

Party A: Shanghai Liming Auxiliary Co., Ltd.

Certificate / ID No.:

Residential / Registered Address:

Post Code:

Agent: /s/ Zongli Liu

Tel:                 Cell:

Legal Representative:

Signature & Seal: [seal: Shanghai Liming Auxiliary Co., Ltd.]

Party B: Shanghai Mecox Lnae Information Technology Co., Ltd.

Certificate / ID No.:

Residential / Registered Address:

Post Code:

Agent: /s/ Yili Wu

Tel:                  Cell:

Legal Representative:

Signature & Seal: [seal: Shanghai Mecox Lnae Information Technology Co., Ltd.]